Exhibit 5.1
June 25, 2009
Board of Directors
Brightpoint, Inc.
7635 Interactive Way, Suite 200
Indianapolis, IN 46278
      Re: Registration Statement on Form S-3
Gentlemen:
     We have acted as counsel to Brightpoint, Inc., an Indiana corporation (the “Company”), in connection with its registration statement on Form S-3 (the “Registration Statement”) filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “1933 Act”), relating to the public offering of up to 30,000,000 shares of common stock, par value $0.01 per share (the “Common Stock”), by a selling stockholder of the Company named in the Registration Statement. Unless otherwise defined herein, capitalized terms used herein shall have the meaning assigned to them in the Registration Statement.
     We have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents and corporate and public records as we deem necessary as a basis for the opinion hereinafter expressed. With respect to such examination, we have assumed the genuineness of all signatures appearing on all documents presented to us as originals, and the conformity to the originals of all documents presented to us as conformed or reproduced copies. Where factual matters relevant to such opinion were not independently established, we have relied upon certificates of executive officers of the Company.
     We have also assumed that the registration requirements of the 1933 Act and all applicable requirements of state laws regulating the offer and sale of the Common Stock will have been duly satisfied.
     Based upon the foregoing, we are of the opinion that when the Registration Statement becomes effective under the 1933 Act, the Common Stock, when sold as contemplated in such Registration Statement, will be legally issued, fully paid and nonassessable.
     We consent to the use of this opinion as an exhibit to the Registration Statement, to the disclosure and summarization of the opinion in the Registration Statement, including in the prospectus, and to the reference to our firm in the Registration Statement under the caption “Legal Matters.” In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,
/s/ Ice Miller LLP

Ice Miller LLP